RALPH E. DAVIS ASSOCIATES, INC.


                      CONSULTANTS-PETROLEUM AND NATURAL GAS
                          3555 TIMMONS LANE-SUITE 1105
                              HOUSTON, TEXAS 77027
                                 (713) 622-8955


                                      October 14, 1996


Seneca Resources Corporation
333 Clay Street, Suite 4150
Houston, Texas 77002


Attention:  Mr. Don A. Brown
            Vice President


                                      Re: Oil, Condensate and Natural Gas
                                          Reserves, Seneca Resources
                                          Corporation
                                          As of October 1, 1996


Gentlemen:


At your request, the firm of Ralph E. Davis Associates, Inc. has audited an evaluation of the proved oil, condensate and natural gas reserves on leaseholds in which Seneca Resources Corporation has certain interests. This report presents a summary of the Proved Developed (producing and non-producing) and Proved Undeveloped reserves anticipated to be produced from Seneca Resources' interest.


Liquid volumes are expressed in thousands of barrels (MBbls) of stock tank oil. Gas volumes are expressed in millions of standard cubic feet (MMSCF) at the official temperature and pressure bases of the areas wherein the gas reserves are located.


The summarized results of the reserve audit are as follows:

Seneca Resources Corp.                           RALPH E. DAVIS ASSOCIATES, INC.
Mr. Don A. Brown
October 14, 1996
Page 2








                            Estimated Proved Reserves
                       Net to Seneca Resources Corporation
                             As of October 1, 1996


                                            Proved Reserves
                           ------------------------------------------------
                                   Developed
                           -------------------------
Remaining  Reserves        Producing   Non-Producing   Undeveloped   Total
-------------------        ---------   -------------   -----------   -----


GulfCoastdvision:
----------------
Oil/Condensate, MBbls         3,699         1,442         5,943      11,084
Gas, MMSCF                   23,353        54,348        30,090     107,791

WestCoastDivision:
-----------------
Oil/Condensate, MBbls         5,875         2,875         5,762      14,512
Gas, MMSCF                   10,715         6,628        13,455      30,798

EastCoastDivision:
-----------------
Oil/Condensate, MBbls           152             0             0         152
Gas, MMSCF                   68,049           443             0      68,492

TOTAL:
-----
Oil/Condensate, MBbls         9,726         4,317        11,705      25,748
Gas,MMSCF                   102,117        61,419        43,545     207,081



DISCUSSION:

The scope of this study was to audit the proved reserves attributable to the interests of Seneca Resources Corporation. Reserve estimates were prepared by Seneca using acceptable evaluation principals for each source. The quantities presented herein are estimated reserves of oil, condensate and natural gas that geologic and engineering data demonstrate can be recovered from known reservoirs under existing economic conditions with reasonable certainty.


Ralph E. Davis Associates, Inc. has audited the reserve estimates, the data incorporated into preparing the estimates and the methodology used to evaluate the reserves. Certain changes to either individual reserve estimates or the categorization of reserves were suggested by Ralph E. Davis Associates, Inc. and accepted by Seneca Resources. It is our opinion that the reserves presented herein meet all the criteria of Proved Reserves.


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Seneca Resources Corp.                           RALPH E. DAVIS ASSOCIATES, INC.
Mr. Don A. Brown
October 14, 1996
Page 3


Neither Ralph E. Davis Associates, Inc. nor any of its employees have any interest in Seneca Resources Corporation or the properties reported herein. The employment and compensation to make this study are not contingent on our estimate of reserves.


We appreciate the opportunity to be of service to you in this matter, and will be glad to address any questions or inquiries you may have.

                                     Very truly yours,

                                     RALPH E. DAVIS ASSOCIATES, INC.


                                     /s/ Allen C. Barron

                                     Allen C. Barron, P. E.
                                     Vice President